SW VENTURES, INC.
                  455 EAST 400 SOUTH, SUITE 100
                    SALT LAKE CITY, UTAH 84111

                          --------------

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD JUNE ___, 1999

                          --------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of SW Ventures, Inc., a Nevada corporation (the "Company"), will be held at the offices of the Company, located at 455 East 400 South, Salt Lake City, Utah 84111 on June __, 1999, commencing at 10:00 A.M., local time, for the following purposes:

     1. To approve a reverse stock split, reincorporation of the Company from the State of Nevada to the State of Delaware and recapitalization of the Company.

     2. To transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May ____, 1999, as the record date for the Special Meeting or any adjournments thereof. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Special Meeting.

     THE DIRECTORS AND OFFICERS OF THE COMPANY AND THEIR
AFFILIATES CONTROL MORE THAN A MAJORITY OF THE OUTSTANDING SHARES
OF THE COMPANY'S COMMON STOCK.  ACCORDINGLY, THE APPROVAL OF THE
PROPOSED TRANSACTIONS IS ASSURED.


                              By Order of the Board of Directors,

                              /s/Terri Jackson
                              Secretary/Treasurer and Director

Dated: May __, 1999
Salt Lake City, Utah


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING,
YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED
PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE
IF MAILED IN THE UNITED STATES.

                        SW VENTURES, INC.
                  450 EAST 400 SOUTH, SUITE 100
                    SALT LAKE CITY, UTAH 84111

                 -------------------------------
                         PROXY STATEMENT
                               FOR
                 SPECIAL MEETING OF STOCKHOLDERS
                 -------------------------------

                           INTRODUCTION

     This Proxy Statement and accompanying Notice of Special Meeting of Stockholders and form of proxy are first being mailed to stockholders on or about May __, 1999, in connection with the solicitation of proxies by the Board of Directors of SW Ventures, Inc., a Nevada corporation ("SW Ventures" or the "Company"), to be used at the Special Meeting of Stockholders of the Company
(the "Special Meeting") to be held on June   , 1999.

                           SOLICITATION

     All proxies which are properly completed, signed, dated and returned to the Company in time will be voted in accordance with the instructions thereon. The persons named as proxies are officers of the Company. Proxies may be revoked by any stockholder upon written notice to the Secretary of the Company prior to the exercise thereof and stockholders who are present at the Special Meeting may revoke their proxies and vote in person if they so desire.

     The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees, as well as independent proxy solicitors, to solicit proxies personally and by telephone, facsimile and other electronic communication. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000.

                RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on May __, 1999 (the "Record Date"), as the record date for the determination of stockholders who are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value per share (the "SW Common Stock"). At the close of business on the Record Date, the Company had issued and outstanding 3,416,066 shares of SW Common Stock, entitled to one vote per share. A majority of the outstanding shares of SW Common Stock entitled to vote on each matter to be voted upon at the Special Meeting is required to establish a quorum.

     Shares of SW Common Stock representing a majority of the outstanding voting shares of the Company is required to approve the proposals. Shares of SW Common Stock represented by proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated in the proxy, the shares of SW Common Stock represented thereby will be voted to approve a one-for-fifteen reverse stock split of the Common Stock, the reincorporation of the Company as a Delaware corporation and a recapitalization of the Company, and for any other matter that may properly be brought before the Special Meeting in accordance with the judgment of the person or persons voting the proxies.

     For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but that have not been voted. Broker non-votes will have no effect on any of the Proposals. Abstentions may be specified on any or each Proposal, will be counted as present and will have the effect of a vote against the Proposal(s) to which such abstention refer(s).

     Certain stockholders, including the current officers and directors of the Company, who in the aggregate own or control shares of SW Common Stock representing more than a majority of the voting power of the SW Common Stock have indicated that they will vote in favor of the Proposal. Accordingly, the approval of the Proposal is assured.

                 SECURITY OWNERSHIP OF PRINCIPAL
          SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of SW Common Stock owned beneficially as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of SW Common Stock; (ii) each director and executive officer; and (iii) all directors and officers as a group. Unless otherwise noted, each individual has sole voting and investment power over the shares indicated in the table. Fractional shares are rounded to the nearest whole number.



                                   Amount and
                                   Nature of
Name and Address         Class of  Beneficial     Percent of
of Beneficial Owner      Stock     Ownership(1)   Class
----------------------   --------  ------------   ----------

Guido Cloetens           Common    1,838,000      53.81
Kampenhoutsebaan 100A
1982 Zemst, Belgium
President & Director

Terri Jackson            Common    186,000        5.44
3483 South 3170 East
Salt Lake City, Utah 84109
Secretary/Treasurer & Director

Keith Biesinger          Common       -              -
3200 South Cottonwood Canyon
Salt Lake City, Utah 84121

Trends, Inc.             Common    190,000        5.56
P. O. Box 156
Pond Street, Hibiscus Square
Grand Turk
Turks and Caicos Islands

All Directors and        Common    2,024,000      59.25
Executive Officers as
a Group (3 persons)


                            PROPOSAL I

     The Board of Directors has unanimously approved, and for the reasons described below, recommends that the stockholders approve, a one-for-fifteen reverse stock split of the SW Common Stock, the reincorporation of the Company as a Delaware corporation, and a recapitalization of the Company involving the disposition of all non-cash assets and liabilities of the Company and the contribution of certain assets and technology to the Company in exchange for a substantial majority of the voting securities to be issued by the Company after its reincorporation as a Delaware corporation.

BACKGROUND

     The Company was organized as a Nevada corporation on May 7, 1996. Its initial business purpose was to seek out and to invest in various oil and gas opportunities in the Western United States. In August of 1997, the Company purchased a 21.25% working interest in the Montana Prospect, a 320 acre oil lease in Crook County, Wyoming (the "Montana Prospect"), which purchase included the Company's proportional cost of drilling and completion of the Montana Berger Well #1. The Company intended to participate in other wells drilled on the Montana Prospect, and also to investigate other business opportunities in the oil and gas industry.

     After conducting and completing several small private placements of shares of the SW Common Stock, the Company registered the class of SW Common Stock with the Securities and Exchange Commission (the "SEC"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such registration became effective on or about September 15, 1998. As a result of such registration, the class of SW Common Stock became eligible for quotation on the OTC Electronic Bulletin Board (the "OTCBB"), of the National Association of Securities Dealers, Inc. (the "NASD"). On December 11, 1998, the SW Common Stock began trading on the OTCBB under the symbol "SWWV." The SW Common Stock has experienced very limited trading since that time.

     As a result of the drop in oil prices towards the end of 1998, the Company began to look for and to consider other business opportunities outside of the oil and gas industry.

     Bachkine & Meyer Industries, S.A.

     On April 14, 1999, the Company and its majority stockholder, Mr. Guido Cloetens, entered into an agreement (the "Agreement") with Bachkine & Meyer Industries, S.A., a British Virgin Islands corporation ("Bachkine"), whereby the Company agreed to acquire from Bachkine all of the assets and related liabilities (the "Asset Contribution"), pertaining to a patented process owned by Bachkine and its affiliates(the "New Generation Plastic Process") in exchange for a 97% equity interest in the resultant reorganized and reincorporated company. The New Generation Plastic Process is believed to be capable of producing commercially usable plastic polymers from a mixed virgin or recycled stream of discrete polymers or waste plastic.

     The Company also agreed, as a condition precedent to the Asset Contribution by Bachkine, that it would (i) effect a disposition and/or distribution of all of its oil and gas assets and the satisfaction of all of its liabilities (the "Oil Asset Disposition"); (b) effect (i) a one-for-fifteen reverse stock split of the SW Common Stock (the "Reverse Stock Split"), (ii) the reincorporation of the Company as a Delaware corporation (the "Reincorporation"), and (iii) a name change of the Company to New Generation Plastic, Inc. ("NGP Delaware"); and (c) solicit its shareholders' approval of the Oil Asset Disposition, the Reincorporation, and the issuance of shares of the common stock, par value $0.001 per share, of NGP Delaware (the "NGP Common Stock"), to Bachkine representing 97% of the then-issued and outstanding shares of NGP Common Stock in exchange for the Bachkine assets and liabilities related to the New Generation Plastic Process (the "NGP Assets").

     Upon consummation of the proposed transactions, scheduled to be completed on or before June 30, 1999, the corporate existence of the Company as a Nevada corporation will cease and it will become part of NGP Delaware, the current officers and directors of the Company will resign, and new officers and directors, who will be the designees of Bachkine, will be elected. In addition, each existing holder of SW Common Stock will thereafter own one share of NGP Common Stock for every 15 shares of SW Common Stock previously owned.

     As discussed below, the principal reasons for the Reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting Delaware corporate law and the increased ability of the Company to attract and retain qualified directors. Although the General Corporation Law of Nevada, contained in the Nevada Revised Statutes ("Nevada Law") is similar to the Delaware General Corporation Law ("Delaware Law"), there is a lack of predictability under Nevada Law resulting from the limited body of case law interpreting the Nevada Law.

     NGP Delaware

     Pursuant to the Reincorporation, NGP Delaware was formed as a wholly-owned subsidiary of SW Ventures. Upon the approval of the stockholders of SW Ventures, SW Ventures will merge with and into NGP Delaware, with NGP Delaware as the survivor to effect the Reincorporation.

     NGP Delaware was formed for the specific purpose of effectuating the reincorporation of SW Ventures to the State of Delaware. The change in the corporate name was prompted by the desire to more accurately describe the nature of the Company's new business. Like the Company, NGP Delaware has 50,000,000 shares of NGP Common Stock authorized for issuance. On April 14, 1999, NGP Delaware, the successor to the Company if the Reincorporation is approved, circulated a Confidential Offering Memorandum in connection with a private placement of shares of NGP Common Stock to selected institutional and accredited investors.

THE OIL ASSET DISPOSITION

     As a condition to the Reincorporation and Asset Contribution, the Company and Mr. Cloetens agreed to dispose or to distribute all of the non-cash assets of the Company and to satisfy all of its existing liabilities. To accomplish the Oil Asset Disposition, the Company determined to contribute all of the assets and liabilities associated with the Montana Prospect to a newly-formed subsidiary of the Company, SW Oil & Gas Company ("SW Oil Assets"), a Nevada corporation ("SW Oil"), in exchange for all of the stock of SW Oil ("SW Oil Stock"). The capital structure and bylaws of SW Oil are the same as the Company's and the officers and directors of the Company will assume the same roles in SW Oil.

     The Company will sell all of its right, title and interest in the SW Oil Stock to Mr. Cloetens or affiliates of Mr. Cloetens or others for the fair market value of the SW Oil Assets as determined by the Board of Directors of the Company. Mr. Cloetens will not participate in the determination of such fair market value. The disinterested directors of the Company will approve the terms of the sale of the SW Oil Stock which will likely include a combination of cash and a note payable to the Company. As security for any such note, Mr. Cloetens will pledge a sufficient number of his shares of NGP Common Stock that he receives in the Reincorporation that fully secures the purchase amount of the note based on an assumed per share price for the NGP Common Stock of $6.00 and/or such other security as the disinterested directors in the exercise of their business judgement may determine.

     As required by the Agreement, SW Oil will assume the indemnification obligations that arise from the Company's ownership interest in the Montana Prospect. In addition, the Agreement provides that Mr. Cloetens will be secondarily liable for any claim not satisfied by SW Oil with respect to the Montana
Prospect.

     The sale and disposition of the SW Oil Stock will be a taxable transaction to the Company. The Company will realize a taxable gain measured by the difference between its basis in the SW Oil Stock and the consideration that it receives. The Company does not anticipate the distribution of any such consideration to the stockholders of the Company and therefore the Oil Asset Disposition will not be a taxable event to the stockholders of the Company.

THE REVERSE STOCK SPLIT

     The principal reason to effectuate the Reverse Stock
Split is to reduce the number of shares of SW Common Stock that are outstanding, and to increase the price per share of the SW Common Stock. In addition, after the Reincorporation, the Reverse Stock Split will provide for a sufficient number of shares of NGP Common Stock to effect the Asset Contribution.

     The Company currently is authorized to issue 50,000,000 shares of SW Common Stock, of which 3,416,066 shares are currently issued and outstanding and held of record by 41 stockholders. After the Reverse Stock Split, there will be approximately 227,738 shares of SW Common Stock issued and outstanding. No fractional shares of SW Common Stock or scrip representing fractional shares of SW Common Stock will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, each fractional share will be rounded up to the next highest whole share of SW Common Stock.

     The shareholders of the Company are not being asked to exchange the certificates for their existing shares of SW Common
Stock for certificates for shares of NGP Common Stock, however, they are entitled to do so if they wish.

THE REINCORPORATION

     Pursuant to an Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit A (the "Merger Agreement"), SW Ventures will merge (the "Merger") with and into NGP Delaware and the stockholders of SW Ventures will become stockholders of NGP Delaware. Upon the effectiveness of the Merger (the "Effective Date"), (i) the legal existence of SW Ventures as a separate corporation will cease, (ii) NGP Delaware will succeed to the then existing assets and assume the then existing liabilities of SW Ventures, if any and (iii) each shareholder of SW Ventures shall receive one share of NGP Common Stock for each post-split shares of SW Common Stock that they hold.

     The Reincorporation will effect a change in the legal domicile of SW Ventures by the creation of a Delaware company and certain other changes of a legal nature, but will not, by itself, result in change in the business, management, location of the principal executive offices, or assets, liabilities or net worth of SW Ventures. Further, except as explained herein, the Reincorporation will not result in any substantial differences between the Articles or Certificate of Incorporations of SW Ventures and NGP Delaware. As a function of the differing corporate laws of the States of Delaware and Nevada, some differences between the Articles and Certificate of Incorporation of SW Ventures and NGP Delaware, respectively, will exist as discussed below.

     In accordance with Nevada law, the affirmative vote of the holders of at least a majority of the outstanding shares of SW Common Stock is required for approval of the Reincorporation, including approval of the Merger Agreement and the other terms of the proposed Merger. Pursuant to the Merger Agreement, however, the Merger (and thus the Reincorporation) may be abandoned, even after stockholder approval has been obtained, if circumstances arise which, in the opinion of the Company's Board of Directors, make it inadvisable to proceed with the Merger. In addition, the Merger Agreement may be amended prior to the Effective Date, either before or after stockholder approval thereof, consistent with the purposes of the Reincorporation and subject to applicable law.

     Due in part to the substantial issuance of shares of NGP Common Stock as a part of the Asset Contribution, the Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Merger.

     The NGP Common Stock issued pursuant to the Merger will be fully paid and non-assessable. All shares of NGP Common Stock will have the same par value, voting rights and other rights as shares of SW Common Stock. Stockholders of the Company do not have preemptive or other antidilution rights to acquire additional shares of NGP Common Stock which are to be issued in connection with the Asset Contribution.

     Dissenters' Rights
     ------------------

     The holders of SW Common Stock will be entitled to dissenters' rights. Nevada law establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Please carefully review "Rights of Dissenting Stockholders" set forth below.

     Stock Certificates and Fractional Shares
     ----------------------------------------

     The Merger will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of SW Common Stock are actually surrendered by each holder thereof for certificates representing the number of shares of the NGP Common Stock which each such stockholder is entitled to receive as a consequence of the Merger. After the Effective Date of the Merger, the certificates representing shares of SW Common Stock will be deemed to represent the right to receive one-fifteenth of a share of NGP Common Stock. Certificates representing shares of NGP Common Stock will be issued in due course as old certificates are tendered for exchange or transfer to: American Stock Transfer and Trust Company (the "Exchange Agent" or "Transfer Agent").

     No fractional shares of NGP Common Stock will be issued and, in lieu thereof, stockholders holding a number of shares of SW Common Stock not evenly divisible by fifteen upon surrender of their old certificates, will receive a rounded up whole number of shares of NGP Common Stock.

     As of the Record Date, there were 41 record holders of SW Common Stock. The Company does not anticipate that, as a result of the Merger, the number of holders of record owners of SW Common Stock or NGP Common Stock will change significantly.

     Exchange of Stock Certificates
     ------------------------------

     On or around the Effective Date, the Company will send to each stockholder of record as of the Effective Date a transmittal form (the "Transmittal Form") that each such stockholder of record should use to transmit certificates representing shares of SW Common Stock (the "Old Certificates") to the Exchange Agent for exchange or transfer. The Transmittal Form contains instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of NGP Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed Transmittal Form to the Exchange Agent.

     Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a stockholder's Old Certificates and/or an Affidavit of Loss, for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificates or certificates representing the number of whole shares of NGP Common Stock. Until surrendered to the Exchange Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of NGP Common Stock to which such stockholders are entitled as a result of the Merger.
Stockholders should not send their Old Certificates to the Exchange Agent until after the Effective Date. Shares of SW Common Stock surrendered after the Effective Date will be replaced by certificates representing shares of NGP Common Stock as soon as practicable after such surrender.

     Certificates representing shares of SW Common Stock which contain a restrictive legend will be exchanged for NGP Common Stock with the same restrictive legend. As applicable, the time period during which a stockholder has held the SW Common Stock will be included in the time period during which such stockholder actually holds the NGP Common Stock received in exchange for the SW Common Stock for the purposes of determining the term of the restrictive period applicable to the NGP Common Stock.

     Federal Income Tax Consequences
     -------------------------------

     The receipt of NGP Common Stock in the Merger should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of NGP Common Stock received as a result of the Merger will be equal, in the aggregate, to the basis of the SW Common Stock exchanged for NGP Common Stock. The per share tax basis of the NGP Common Stock is based on the tax basis of the SW Common Stock for which the NGP Common Stock is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of NGP Common Stock subsequent to the Merger, a stockholder's holding period for the shares of SW Common Stock will be included in the holding period for the NGP Common Stock received as a result of the Merger.

     THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE MERGER.

     Principal Reasons for Reincorporation
     -------------------------------------

     As the Company plans for the future, the Board and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based. The Company believes that stockholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own interests in.

     For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws.
Many corporations have chosen Delaware initially as their state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and the courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. In this regard, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

     INCREASED ABILITY TO ATTRACT AND RETAIN QUALIFIED DIRECTORS. Both Nevada and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors in certain circumstances for breaches of fiduciary duty. The increasing frequency of claims and litigation has greatly expanded the risks facing corporate directors and officers in exercising their respective duties. The amount of time and money required to respond to these claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified individuals who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than Nevada law. It also believes that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Nevada law.

     WELL ESTABLISHED PRINCIPLES OF CORPORATE GOVERNANCE. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and the conduct of the Board under the "business judgment rule." The business judgment rule is a judicially established standard for the conduct of directors and provides directors whose actions are consistent with it with a level of protection from liability. The Company believes that its stockholders will benefit from the well established principles of corporate governance that Delaware law affords.

     Possible Disadvantages
     ----------------------

     The Company believes that there are no material disadvantages to stockholders of the Reincorporation.

     Similarities and Differences Between the Corporate Laws of
     Nevada and Delaware
     ----------------------------------------------------------

     The Corporation laws of Delaware and Nevada differ in some respects. It is impracticable to summarize all of the differences in this Proxy Statement, but certain differences between the corporation laws of Nevada and Delaware that could affect the rights of stockholders of the Company are as follows:

     CLASSIFICATION OF THE BOARD OF DIRECTORS. Delaware law permits, but does not require, the adoption of a classified Board of Directors pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors coming up for election each year. Such classification may be effected through the certificate of incorporation, initial bylaws or a bylaw adopted by the shareholders. Nevada law states that the bylaws or articles may provide for the classification of directors upon the vote of stockholders.

     CUMULATIVE VOTING FOR DIRECTORS. Under cumulative voting, each share of stock entitled to vote in the election of directors has a number of votes equal to the number of directors to be elected. A stockholder may then cast all of his votes for a single candidate, or may allocate them among as many candidates as such stockholder may choose. Under both Nevada and Delaware law, shares may not be cumulatively voted for the election of directors unless the certificate of incorporation specifically provides for cumulative voting. The Articles of Incorporation of SW Ventures do not and the Certificate of Incorporation of NGP Delaware will not, provide for cumulative voting in the election of directors.

     LIMITATION ON CALL OF SPECIAL MEETINGS OF STOCKHOLDERS. The NGP Delaware Bylaws will, like SW Ventures' current Bylaws do, provide that Special Meetings of Stockholders may be called by the Chairman of the Board of Directors, the President, or by stockholders entitled to cast not less than 51% of the votes at the meeting.

     STOCKHOLDER VOTE FOR MERGERS. Nevada law and Delaware law relating to mergers and other corporate reorganizations are substantially the same.

     DISSENTERS' RIGHTS. Under both Delaware and Nevada law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to receive cash equal to the fair market value of the shares held by such stockholder (as determined by a court of competent jurisdiction or by agreement of the stockholder and the corporation), in lieu of the consideration such stockholder would otherwise receive in the transaction.

     LOANS TO OFFICERS. Under Nevada law, there is no specific restriction with respect to a loan or guaranty to or for the benefit of a corporation's officers or employees and those of its subsidiaries. However, such transactions may be void or voidable if the transaction at issue is not fair to the corporation at the time it is authorized or approved by the board. Under Delaware law, a corporation may make loans to, guarantee the obligations of, or otherwise assist, its officers or other employees and those of its subsidiaries when such action, in the judgment of the Company's Board of Directors, may reasonably be expected to benefit the Company. The Bylaws of SW Ventures do not have, and the Bylaws of NGP Delaware will have, such a provision.

     INDEMNIFICATION. Delaware and Nevada have similar laws with respect to indemnification by a corporation of its officers, directors, employees and other agents. For example, the laws of both states permit corporations to adopt a provision in the Certificate or Articles of Incorporation eliminating the liability of a director (and also an officer in the case of Nevada) to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care (and the fiduciary duty of loyalty in the case of Nevada). There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability. The Certificate of Incorporation of NGP Delaware will eliminate the liability of directors to the fullest extent permissible under Delaware law.

     The Articles of Incorporation of SW Ventures likewise eliminated the liability of directors and officers to the fullest extent permissible under Nevada law. Under Nevada law, such provision may not eliminate or limit director or officer liability for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of unlawful dividends or distributions. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit.

     The limitations of liability provisions permissible under Delaware and Nevada law also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     Nevada and Delaware law require indemnification when the individual has successfully defended the action on the merits or otherwise. Nevada law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel, or by a majority vote of a quorum of the stockholders that indemnification is proper in the circumstances. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.

     INSPECTION OF STOCKHOLDERS' LIST. Nevada law permits any person who has been a stockholder of record for at least 6 months, or any person holding at least 5% of all outstanding shares, to inspect the stockholders' list of a corporation for a purpose reasonably related to such person's interest as a stockholder. Delaware law permits any stockholder to inspect a corporation's stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting.

     PAYMENTS OF DIVIDENDS. Nevada law permits the payment of dividends if, after the dividends have been paid, the corporation is able to pay its debts as they become due in the usual course of business (equity test for insolvency), and the corporation's total assets are not less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend (balance sheet test for insolvency). In addition, Nevada law generally provides that a corporation may redeem or repurchase its shares only if the same equity and balance sheet tests for insolvency are satisfied. In determining whether the balance sheet test has been satisfied, the board may: (i) use financial statements prepared on the basis of accounting practices that are reasonable under the circumstances; (ii) make its determination based on a fair valuation, including, but not limited to, unrealized appreciation and depreciation; or (iii) make its determination based upon any other method that is reasonable in the circumstances.

     Delaware law permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal years (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the Board of Directors, without regard to their historical book value.

     Rights of Dissenting Stockholders
     ---------------------------------

     Any SW Ventures stockholder is entitled to be paid the fair value of its shares in accordance with Section 92A.300 to 92A.500 of the Nevada Revised Statutes ("NRS")if the stockholder dissents to the Reincorporation. A brief summary of the provisions of NRS Sections 92A.300 to 92A.500 is set forth below and the complete text of said Sections is set forth in Exhibit C.

     Since it is expected that the Reincorporation shall be approved by the required vote of SW Ventures' stockholders at the Special Meeting, each holder of shares of SW Common Stock who asserts dissenters' rights and who follows the procedures set forth in Chapter 92A of NRS, will be entitled to have his or her shares of SW Common Stock purchased by SW Ventures for cash at their fair market value. The fair market value of shares of SW Common Stock will be determined as of the day before the first announcement of the terms of the Reincorporation, excluding any appreciation or depreciation in consequence of the Reincorporation.

     A holder who wishes to exercise dissenters' rights should mail or deliver his or her written demand to the Transfer Agent ON OR BEFORE 10:00 A.M. EASTERN DAYLIGHT TIME ON JUNE __, 1999. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NRS.

     Within ten days of the Effective Date, SW Ventures must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Reincorporation, and must (a) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) inform holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment; (d) set a date, not less than 30 nor more than 60 days after date notice is mailed, by which the Company must receive the demand for payment; and (e) send a full copy of NRS Sections 92A.300 through 92A.500.

     A stockholder of SW Ventures wishing to exercise dissenters' rights must (a) demand payment; (b) certify whether he acquired beneficial ownership of the shares before June __, 1999; and
(c)deposit his certificates, if any, in accordance with the terms of the Dissenter's Notice.

     Within 30 days after receipt of a demand for payment, SW Ventures shall pay each dissenter who complied with the requirements set forth in the Dissenter's Notice the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment). Payment must be accompanied by SW Ventures' balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any, along with statement of SW Ventures' estimate of the fair value of the shares, an explanation how the interest was calculated, a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and a copy of NRS sections 92A.300 through 92A.500.

     Pursuant to NRS Section 92A.470, SW Ventures may withhold payment from a dissenter unless he was the beneficial owner of the shares before the date sets in the dissenter's notice. If SW Ventures withholds payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The offer shall contain a statement of its estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights pursuant to NRS Section 92A.480.

     A dissenter may notify SW Ventures in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to NRS Section 92A.460, or reject the offer made pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due. A dissenter waives his right to demand payment unless he makes his demand in writing within 30 days after SW Ventures has made or offered payment for his shares.

     If any demand for payment remains unsettled, SW Ventures shall commence a proceeding within 60 days of the dissenter's demand with the district court in the County of Carson City, State of Nevada (location of registered office), petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, shall be made parties to the court action and shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If SW Ventures does not so petition the court within this 60-day period, it shall pay all unsettled demands. Each dissenter who is party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company; or (b) for the fair value, plus accrued interest, of his after-acquired shares for which SW Ventures elected to withhold payment pursuant to NRS
Section 92A.470.  The court shall assess costs pursuant to NRS
Section 92A.500.

     STRICT COMPLIANCE WITH DISSENT PROVISIONS REQUIRED. The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of SW Ventures common stock. NRS establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections, the full text of which is set out in Exhibit C hereto and to consult his legal advisor.

THE COMPANY HAS RESERVED THE RIGHT TO ABANDON THE REINCORPORATION
IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING
DISSENTERS' RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS
SOLE AND ABSOLUTE DISCRETION.

     The discussion contained herein is qualified in its entirety by and should be read in conjunction with the Forms of Merger
Agreement and the Certificate of Incorporation.

THE ASSET CONTRIBUTION

     SW Ventures and Mr. Cloetens, President, Director and majority stockholder of SW Ventures, have entered into that certain Asset Contribution Agreement, dated as of April 14, 1999, attached hereto as Exhibit __, that contains the terms and conditions for the Asset Contribution of the NGP Assets, including the effectuation of the Reincorporation.

     Description of NGP Assets
     -------------------------

     Information with respect to the NGP Assets or the New
Generation Plastic Process and related technology has been furnished by Bachkine. The Board of Directors has not independently verified the substance of such information.

     The NGP Assets consist primarily of a patented proprietary process that Bachkine believes is capable of producing homogeneous, commercially usable polymer end products from a mixed virgin or recycled stream of discrete polymers or waste plastic.

     The proprietary rights to the technology underlying the New Generation Plastic Process were originally developed and patented by certain dissolved European entities, including Process NewPlast Holding NV and NewPlast S.A. (together, "NewPlast"). Bachkine acquired the patent and patent applications from a secured creditor of NewPlast. Bachkine did not acquire or assume any other assets or liabilities of NewPlast. The patents (and applications therefor), trademarks (and applications therefor), know-how, proprietary process control software, the NGP BT-30, that Bachkine has assembled ("Bench Top Unit"), certain contractual rights and agreements and all other related assets and liabilities which form the basis of the New Generation Plastic Process comprise the NGP Assets. A list of the NGP Assets is attached as Appendix D to the NGP Contribution Agreement attached hereto as Exhibit __.

     Comparison to Other Existing Technology
     ---------------------------------------

     Nearly all other current plastic recycling technology is accomplished through expensive manual or mechanical separation wherein each type of plastic is separated, cleaned and recycled into discrete single type materials (PET, HDPE, etc.) for further processing.

     In contrast to existing technologies, Bachkine believes the New Generation Plastic Process can produce a range of high quality thermoplastic compound end products ("New Generation Plastic Compounds") that can be used in connection with standard plastic manufacturing techniques such as injection, extrusion/calander, blow molding and compression as an alternative to virgin materials. Additionally, Bachkine believes that the use of the New Generation Plastic Process with virgin polymer feed stock, could lead to a new generation of plastic and polymer alloy products. The New Generation Plastic Process does not require the addition of stabilizers or compatibilizers nor does it require extensive sorting; making it a unique technology among the current mixed plastic recycling options. Bachkine believes that the New Generation Plastic Process can be manipulated to result in pinpoint physical properties heretofore unattainable from recycled feedstock streams and virgin materials.

     Business Plan
     -------------

     Bachkine, through NGP Delaware or one or more wholly owned subsidiaries, currently intends to roll out the business in two phases over a two-year period in accordance with its initial business plan (the "Business Plan"). Phase One activities will include completing and operating the Bench Top Unit with a capacity of 30 kg/h and initiating a research and testing program (the "PEP Program"), and its output with PEP, bringing on line a pilot New Generation Plastic unit (the "Pilot Unit") with a 150 kg/h capacity, ordering the manufacture of the full scale 1,000 kg/h industrial capacity New Generation Plastic Units, and developing a research/development facility in the United States. Phase Two activities will include implementing a range of academic and corporate joint ventures focused on the technology and end product research; structuring joint venture projects to implement the development of full scale processing and production plants worldwide and marketing the technology internationally.

     The New Generation Plastic Process
     ----------------------------------

     The New Generation Plastic Process is a proprietary technology with over 60 worldwide patents issued or pending. Bachkine's U.S. Patent Number 5,891,955 was issued on April 6, 1999, and is entitled Process for Transforming a Starting Material Containing At Least Two Different Thermoplastic Materials Into A New Homogenous Thermoplastic Material. See Exhibit ___ for a complete listing of the patents and patents pending worldwide.

     Bachkine believes that the technology is unique in that it is based on a mechanical process that may be able to combine mixed plastic (linking different polymers which had previously been incompatible) and in turn create a new compound or polymers with tailor-made physical properties. The New Generation Plastic Process can utilize both consumer and industrial plastic waste, as well as, virgin materials.

     NewPlast, the former owner of the technology, developed and tested seven prototypes over a five-year period starting in 1991. Extensive internal and independent testing of the technology underlying the New Generation Plastic Process resulted in worldwide interest and the start of commercialization. Testing was primarily subcontracted out to Batelle, a French entity that is one of the world's largest non-government contract applied research organizations. Some of these tests and additional research and presentations coordinated with PEP in 1994 resulted in NewPlast securing the prestigious Eureka Label from the European community in June 1995. The Eureka Label enables the holder to seek European governmental subsidies. The Company intends to investigate the assignment of or a reapplication for the Eureka label for the benefit of NGP Delaware. The Company also intends to seek other North American and world wide technology awards and subsidy opportunities for the New Generation Plastic Process.

     Initially, the New Generation Plastic Process will be marketed to governments and/or waste management companies that operate urban waste recycling/disposal facilities, industrial companies generating significant plastic wastes that are seeking closed loop recycling, manufacturing companies utilizing plastic components and chemical companies manufacturing resins and polymers. Revenues will be generated from the sales of New Generation Plastic Units and New Generation Plastic Plants, pilot plant operations (fees for the testing/treatment of a client's waste streams in anticipation of New Generation Plastic Unit or New Generation Plastic Plant sales and/or co-development fees for designing and manufacturing specific New Generation Plastic Compounds for chemical companies), possible license fees for the New Generation Plastic Process and/or New Generation Plastic Compounds in selected areas of the world and potential royalties associated with the development and sales of the different New Generation Plastic Compounds. Additionally, the Company will investigate joint venture development and/or the Company's ownership and operation of its own New Generation Plastic Plant processing waste and manufacturing specific New Generation Plastic Compounds or plastic products (e.g. shipping pallets).

     The core of the New Generation Plastic Process is the integrated unit (the "New Generation Plastic Unit"), which incorporates ultra-high shearing technology. The New Generation Plastic Unit consists of a cylindrical chamber within which a rotor turns at high speed. The speed of the motor is programmed according to the materials being processed and the nature of the New Generation Plastic Compounds to be created. The mixed plastic, as a result of the friction between the plastic particles, the rotor blades and chamber wall, are melted into a homogeneous amalgam. Peripheral speed of the tips of the blades can range from 40 to 65 m/sec. A sharp increase of the rotor torque (power consumption requirement) indicates that the molten mixture has homogenized (gelled) and is ready to be discharged from the chamber.

     All processing steps are controlled by Bachkine's proprietary software. The parameters for programming include temperature, rotor speed, torque variation and time. Depending on the type of mixture processed, the cycle time should last between 35 and 120 seconds. Temperatures of the expulsed hot compound melt can range between 200 and 280 degrees Celsius.

     The ultra high shear and the resulting temperatures produce a stabilized compound whose properties can be manipulated by the relative mix of the feedstock. Bachkine believes that the New Generation Plastic Process not only provides for the processing of mixed plastic waste, but offers the possibility of creating a whole new generation of polymer alloys that can be made without stabilizers and with pinpoint physical properties not yet attainable from recycled and some virgin mono-component polymers.

     Bachkine believes that the finished product is significantly more processable than otherwise stabilized or compacted mixed plastic products and offers volume and economic advantages over current mixed plastic recycling processes. The New Generation Plastic Process also offers a mechanism to economically reclaim a significant portion of the unrecycled plastic waste stream and create a versatile recycled plastic product that can be used in place of the virgin materials in many applications.

MANAGEMENT AND EMPLOYEES OF NGP DELAWARE

     The Company is assembling a management team to implement the commercialization of the New Generation Plastic Process. Currently, the Company has consultants assisting it in engineering, finance and legal activities. The currently anticipated members of management are set forth below. In addition, leading executive recruiting firms have been contacted to begin the search for qualified persons to fill out the roster of the senior management positions that will be necessary to run the business.

     Mr. Jacques Mot (42) - Chairman of the Board and Chief
Executive Officer

     Mr. Mot is a founder of Bachkine. Prior to the start up of Bachkine, Mr. Mot was an Independent Consultant to Unilabs Group (listed on the Nasdaq and Swiss Stock Exchanges). Mr. Mot's activities have primarily been SEC related matters and investor relations. He was a key member of the team that organized an April 1997 initial public offering of Unilabs SA in Europe. Mr. Mot was also a Director of Argenta & Magnum Management Company Ltd. - Gilbratar, a company that created and marketed offshore entities. From 1987 to 1992, Mr. Mot was the General Manager and Director of Iesa Investissements S.A., a portfolio management and investment company. While at Iesa, he handled portfolio and investment management on a confidential basis.

     Prior to Iesa, Mr. Mot held management positions at Wedge Bank (Geneva) and Algemene Bank Nederland. While at Algemene, he specialized in commercial credit facilities for, start-up and established, manufacturing and marketing companies. Mr. Mot also spent several years with American Fletcher Bank (Geneva). Mr. Mot attended to the University of Lausanne, Switzerland studying economics from 1976-1979.

     Mr. Bernard Dubrulle d'Orhcel (55) - Chief Science and
Technical Officer

     Mr. Dubrulle d'Orhcel oversees the consulting engineers involved in the assembly and operations of the Pilot Unit, the development of the 150 kg/h pilot plant and the commercial size 1,000 kg/h New Generation Plastic Unit, as well as, the design and patenting of future equipment and NGP Compounds.

     Prior to joining, he was President of Process NewPlast Group, NV (1991-1996), the original company responsible for the technical and commercial development of the technology underlying New Generation Plastic Process. Additionally, Mr. Dubrulle d'Orhcel was Chief Executive Officer of the Lasenco Group (1983-1990) with offices in Geneva, Hong Kong, Beijing and Manila. The Lasenco Group designed, built and managed four factories in the form of joint ventures in Asia for plastic component manufacturing and other industrial/commercial products. From 1972-1983 he was a consulting engineer in China and the Philippines for the setting-up of industrial facilities, including mineral water bottling plants, windsurfing board manufacturing, low-density urethane flexible foam production for mattresses, car seat manufacturing and ski boot shells, amongst other ventures.

     Mr. Dubrulle d'Orhcel is a former French Navy pilot. He has a BS in Science from College Technique St. Nicholas and has completed additional courses in the chemistry of polymers at the University of California, Berkley. In addition, Mr. Dubrulle d'Orhcel received a license on urethane elastomers and urethane reaction-injection molding from Paris Jussieu University. Mr. Dubrulle d'Orhcel is, also, fluent in French, English, Italian and is in fair practice in Mandarin Chinese.

     Marc R. Engel (40) - Executive Vice President

     Mr. Engel is involved in a range of management, finance and marketing activities for the Company. Prior to NGP, Mr. Engel was President of 21ST Century Capital Advisors Inc., a New York City boutique firm specializing in business and finance strategy development for environmental companies.

     From 1991 to 1996 Mr. Engel was Senior Advisor and Vice President at Hambro Resource Development Incorporated, the investment banking subsidiary of Hambros Bank, which specialized in corporate and project finance for environmental and power companies. Prior to Hambro, Mr. Engel was an advisor, national sales manager or held senior marketing positions with a range of companies, including Canam Steel Corp., the Direct Marketing Group and KPC Enterprises Inc. Mr. Engel graduated with a BA in both English and Political Science from Boston College in 1980.

     Elliot H. Levine (46) - Controller

     Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP, Certified Public Accountants. He became a member of the American Institute of Certified Public Accountants in February of 1975. Mr. Levine's work experience includes five years at Arthur Young, ten years as partner and Director of Taxes of Leslie Sufrin & Co. P.C., CPAs and seven years as senior member of Levine & Seltzer LLP.

     Mr. Levine is a graduate of Queens College, City University of New York. During Mr. Levine's 24 years as a CPA, he has given numerous speeches and has chaired several conferences on the topic of Mergers and Acquisitions.

     Marcel J. Rokegem (50) -Director

     Mr. Rokegem is currently a consultant to Van Moer Santerre Group, a brokerage firm with offices in Brussels, Luxemburg and Monaco. From 1987 to 1992 he was a co-founding Partner and Director of Euro Suisse Limited London, a member of the London Stock Exchange. Mr. Rokegem was a Partner of Jessup and Lamont International Limited of London, an affiliate of Jessup and Lamont Securities Co., Inc., a member of the New York Stock Exchange from 1982 to 1987. Prior to that Mr. Rokegem served as the Partner in Charge of International Equity trading for BAIRD, Hombergen, Pringiers & Co. Mr. Rokegem began his career in 1970 with Kredietbank, NV of Brussels where he was responsible for domestic and international equity trading, as well as, Eurobond sales until 1980.

     Mr. Rokegem has a degree in Applied Economic Sciences for Antwerpen Jesuit University, as well as, a diploma from the International Securities Marketing Association. Mr. Rokegem is fluent in Dutch, French, English and German.

     Thomas R. Marshall(41) - Director

     Mr. Marshall currently practices at the New York office of the law firm Schnader Harrison Segal & Lewis LLP, where he concentrates in taxation, corporate and securities law an dserves as counselto the Company. Previously, he was a Senior Associate at Keck, Mahin & Cate (1993-1996) and an associate at Hall McNicol Hamilton & Clark where he performed similar duties. From 1984 to 1988, Mr. Marshall was a Tax Supervisor at Coopers & Lybrand (now PriceWaterhouseCoopers LLP).

     Mr. Marshall holds a J.D. from St. John's University School of Law and was awarded an L.L.M in Taxation from the New York
University School of Law. He is admitted to both the New York and Connecticut Bars.

Advisory Council

     An Advisory Council has been established to assist the NGP Delaware's Board and management team with a range of issues, including technical, marketing, sales, operations, finance, et al. The members of the Advisory Council include the following:

     Dr. Viktor Williams

     Currently the Manager of DuPont's Global Polymer Recycling division. Dr. Williams has spent over 24 years with DuPont in a range of managerial positions, including managing the Ethylene Copolymers product line and heading up the European Business Management for Specialty Elastomers, including products such as Tedlar, Elvacite and Dimetrol Strappings and Tapes. Since 1990, Dr. Williams has been responsible for the Waste Management and Recycling programs for DuPont worldwide.

He is a member, current or former board member and current or former Chairman of the following: APME (Association of Plastics Manufacturers Europe), EUROPEN (European Association for Packaging and the Environment), AMCHAM (American Chamber of Commerce), EUPC (the European Plastic Converters Association) and CEN (the European Standardization body).

     In 1996, he added to his responsibilities, the Management of Global Polymer Recycling and joined the APC (American Plastic
Council). He is the Chairman of the Packaging Task Force in the APME and of the Durable Business Group in the APC.

     Dr. Williams received his Ph.D. in Industrial Chemistry from the University of Rome.

     Mr. J. Richard Briscoe

     Mr. Briscoe has general management and
domestic/international marketing experience primarily in the over-the-counter pharmaceuticals, cosmetics, toiletries and food industries. Mr. Briscoe held brand management and senior marketing executive positions with Schering-Plough. He managed the inside-advertising agency responsible for planning and purchasing more than $250 million in media advertising annually. Additionally he was a senior global marketing executive for such major brands as Dr. Scholl, Coppertone, Maybelline and Rimmel. Mr. Briscoe was instrumental in strategic planning, new product development and acquisitions while President of Schering-Plough's U.S. Proprietary Drugs & Toiletries Divisions, which included such brands as Correctol, Coppertone, Tropical Blend, Solarcaine, Di Gel, Duration and Aftate.

     Mr. Briscoe is currently a Senior Associate with the sales, marketing and business planning consulting firm of Winston Weber
& Associates Inc., where has worked with a wide range of companies, including: Beiersdorf, Dole Packaged Foods,
Neutrogena, Oral-B, Bristol-Meyers, Johnson & Johnson, Procter &
Gamble, Pacific Dunlop and Shell.

     Mr. Briscoe received a B.A. from Rice University and an M.B.A. from the Wharton School of the University of Pennsylvania. He has served on the Board of the Association of National Advertisers and the National Advertising Review Board. He is an active director of several corporations and a Trustee of the Memphis College of Art.

     Professor Francesco P. La Mantia

     Professor La Mantia is a leading author and researcher on rheology and the processing of polymers, polymer blends, liquid crystal polymer based blends and the recycling of polymers. Along with approximately 190 published papers, he is the author of seven books on polymer recycling and on LCP and LCP based blends.

     Professor La Mantia is responsible for a wide range of plastic research programs supported by both public and private funds. He has been the director of the Department of Chemical Engineering and Materials and is currently both the coordinator for the Ph.D. program on Chemical Technologies and New Materials and a member of the Board of Directors of the University of Palermo.

     He received his Chemical Engineering degree and, since 1985, has been a full professor of Properties and Processing of Polymers at the University of Palermo. Professor La Mantia is an editor and/or on the editorial board of various scientific journals, including, Polymer Recycling, The Journal of Applied
Polymer Science, Polymer Engineering and Science, Polymer
Composites and The Journal of Rheology.

     Mr. Jacques Mahler

     Currently, Mr. Mahler is the Director of Industrial
Relations for Pole Europeen de Plasturgie ("PEP"). Mr. Mahler's expertise is in recycling and composite design. He interfaces with chief executives on a wide range of research activities.

     Prior to his current position, Mr. Mahler was the Development Director for Chomarat (1988-1991), focusing on plastic composite design for the transportation, construction, engineering, electronics and recreation industries. Mr. Mahler
was the inventor of Rovicor.   He was the Director of Research
and Product Development (1979-1988) at Saint-Gobain-Vetrotex, a worldwide leader in glass fiber and other industrial product research, where he coordinated manufacturing, marketing, sales and public relations activities. Mr. Mahler was a service manager for synthesis studies at Saint-Gobain-Vetrotex from 1970 to 1978.

     Mr. Mahler has a Masters of Physical Science and has been a professor in Chemistry and Physics. Additionally, he is an accomplished author, inventor and board member for a number of schools and institutions.

     Additional individuals with scientific, financial, marketing and waste management backgrounds are being considered for Advisory Council positions.

PROCEDURAL ASPECTS OF THE ASSET CONTRIBUTION

     SW Ventures organized and incorporated NGP Delaware as a wholly-owned subsidiary of SW Ventures. The Company has appointed Jacques Mot, Marcel J. Rokegem and Thomas R. Marshall, the persons designated by Bachkine, as the Directors of NGP
Delaware.

     Upon the completion of the Oil Asset Disposition, the Company shall effect the Merger through which (i) the legal existence of SW Ventures as a separate corporation will cease,
(ii) NGP Delaware will succeed to the then existing assets and assume the then existing liabilities of SW Ventures, and (iii) each shareholder of SW Ventures shall receive one share of NGP Common Stock for every fifteen shares of SW Common Stock.

     The closing of the Asset Contribution shall take place on the same day as the Merger. Prior to such closing, NGP Delaware will issue 20,000 shares of NGP Common Stock in a private placement exempt from registration under Regulation S of the U.
S. Securities Act of 1933, as amended (the "Securities Act") to an entity designated by SW Ventures as a finder's fee. In addition, NGP Delaware shall enter into consulting agreements with Mr. Cloetens and persons designated by him that provide grants, under a NGP Delaware Stock Option Plan, to purchase an aggregate of 50,000 shares of NGP Common Stock on a post split basis at increasing prices (10,000 shares each at $7.50, $8.00, $8.50, $9.00 and $9.50, respectively).

     At the closing of the Asset Contribution, NGP Delaware shall issue shares of NGP Common Stock representing 97.91% of NGP Delaware to Bachkine in exchange for the NGP Assets. Such shares will be issued in a transaction exempt from registration under Regulation S of the Securities Act. Such shares shall be restricted and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom, or in a transaction not subject thereto.

     NGP Delaware, for the benefit of Bachkine as holder of such shares, will cause a registration statement to be filed with the SEC under the Securities Act on such form as is necessary or appropriate to register all or a portion of the shares for resale by Bachkine. NGP Delaware will use its reasonable best efforts to cause such registration statement to be declared effective within ____ months of the closing of the Asset Contribution.

                   ANNUAL AND QUARTERLY REPORT
              INFORMATION INCORPORATED BY REFERENCE

     All stockholders of record as of the Record Date are concurrently herewith being sent a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, which contains certified financial statements of the Company and a Quarterly Report on Form 10-QSB for the three months ended March 31, 1999.

                          OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Special Meeting. If any other matter or matters are properly brought before the Special Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                              Respectfully submitted,

                              Terri Jackson
                              -----------------------
                              Secretary/Treasurer
                              and Director


Salt Lake City, Utah
May __, 1999



                                                  EXHIBIT A
                         MERGER AGREEMENT




                                                  EXHIBIT B
                  SW OIL CONTRIBUTION AGREEMENT




                                                  EXHIBIT C
                    NGP CONTRIBUTION AGREEMENT




                                                  EXHIBIT D
                 SW OIL STOCK PURCHASE AGREEMENT



                                                  EXHIBIT E


                 ANNUAL REPORT ON FORM 10-KSB FOR
             THE FISCAL YEAR ENDED DECEMBER 31, 1998
                               AND
               QUARTERLY REPORT ON FORM 10-QSB FOR
              THE THREE MONTHS ENDED MARCH 31, 1999